ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF

                            REGENESIS HOLDINGS, INC.

                 Pursuant to the Florida General Corporation Law

Regenesis Holdings, Inc. hereby files this AMENDMENT TO THE ARTICLES OF INCORPORATION pursuant to Sections 607.0602 and 607.1002 of the Florida Business Corporation Act:

A.           The name of the Corporation is Regenesis Holdings, Inc. (the
             "Corporation"),

B. The following Amendment to the Articles of Incorporation was adopted by all of the Directors of the Corporation on September 29, 2000 in the manner prescribed by Section 607.1002 of the Act:

             RESOLVED, that Article I of the Corporation's Articles of Incorporation shall be amended in its entirety to read as follows:

                                    ARTICLE I
                                    ---------

                 The name of the Corporation is FuelNation Inc.

C. The Board of Directors of the Company shall consist of up to 9 members, who shall serve as directors until resignation or until his successor is duly elected and qualified.

D.           The Corporation's current officers and directors are:

                                 Name                  Position

                           Russell B. Adler           Director
                           Edwin Ruh                  Director
                           Joel Brownstein            Director, CFO
                           Chris Salmonson            Chairman, President, CEO
                           Robert Simmons             Director



E. The Certificate of Incorporation is hereby amended by striking out the preamble of Article III and Section III.A. entitled Provisions Related to the Preferred Stock in its entirety, and substituting in lieu thereof the new Article III preamble and Section III.A. as set forth below, and the prior Amendment to the Articles of Incorporation filed February 12, 1999, is hereby amended by correcting the references in Section D thereof which incorrectly refer to Article 4 by changing all references to Article 4 to
             Article III.A, which shall provide as follows:

                                   ARTICLE III
                                   -----------

             The aggregate number of shares of all classes of stock which the Corporation is authorized to have outstanding at any one time is 110,000,000 shares, of which 10,000,000 shares shall be preferred stock, par value $.01 per share, issuable in one or more classes or series (the "Preferred Stock"), and 100,000,000 shares shall be Common Stock, par value $.01 per share (the "Common Stock"). All or any part of the Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

             Except as otherwise required by law each holder of Common Stock shall be entitled to one vote for each share standing in such person's name on the books of the Corporation. Subject to the rights of any outstanding shares of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up the affairs of the Corporation, holders of Common Stock are entitled to receive pro rata the remaining assets of the Corporation, after the holders of outstanding shares of Preferred Stock having preferential rights to such assets have received in full the distributions to which they are entitled.

             (A)      PROVISIONS RELATED TO PREFERRED STOCK

                  1.      GENERAL.

                          The Board of Directors is authorized to adopt resolutions at any time and from time to time dividing the Preferred Stock into one or more classes or series, which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as the Board may specify in such resolutions and as may now or hereafter be permitted by Florida law.

                  2.      DESIGNATION AND INITIAL NUMBER.

                          The next series of Preferred Stock hereby classified shall be designated "Series D Preferred Stock." The initial number of authorized shares of the Series D Preferred Stock shall be up to 9,300,000 shares. Upon issuance of the shares of Series D Preferred Stock an amount at least equal to the par value shall be the stated capital of the Company.

                  3.      VOTING RIGHTS.

                          Holders of the shares of Series D Preferred Stock shall be entitled to full voting rights, share for share, with the then outstanding Common Stock as well as any other class or series of stock of the Company which have general voting power with the Common Stock concerning any matter being voted upon. Except as so provided, shares of Series D Preferred Stock shall at no time be entitled, as a series, class or otherwise, to any other or special or restrictive voting rights of any kind whatsoever, except as then and when and to the extent required by applicable law.

                  4.      CONVERSION PRIVILEGE.

                          The holders of the Series D Preferred Stock shall have the right to convert the shares into shares of the Company's Common Stock, par value $.01 per share, on the following terms and conditions:

                          a. Each share of Series D Preferred Stock shall be convertible as stated herein, into ten (10) fully paid and non-assessable shares of Common Stock.

                          b. Upon presentation and surrender to the Company ( or any office or agency maintained for the transfer of the Series D Preferred Stock) of certificates of Series D Preferred Stock to be so converted, duly endorsed in blank for transfer or accompanied by proper instruments of transfer in blank, all bearing medallion guaranteed signature(s) of the holders and accompanied by written notice of conversion (the "Conversion Notice"), the holder of such shares of Series D Preferred Stock shall be entitled, subject to the limitations contained herein, to receive in exchange therefor a certificate or certificates representing such number of fully paid and non-assessable shares of Common Stock which shall represent the number of shares of Series D Preferred Stock issuable upon such conversion. The shares of Series D Preferred Stock shall be deemed to have been converted, and the person converting the same to have become the holder of record of Common Stock, for all purposes as of the date of delivery of the Conversion Notice.

                          c. The Company shall, so long as any of the shares of Series D Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the shares of Series D Preferred Stock then outstanding.

                          d. The Company shall not issue any fraction of a share of Common Stock upon any conversion, but shall round up the number of shares of Common Stock issuable upon such conversion to the next highest whole share.

                  5.      REDEMPTION.

                          The shares of Series D Preferred Stock are redeemable at any time at the sole option of the Company at a redemption price to be negotiated by the parties.

                  6.      DIVIDENDS.

                          The shares of Series D Preferred Stock shall be paid dividends from time to time as determined in the sole discretion of the Board of Directors out of funds legally available for the payment of dividends by the Company.

                  7.      LIQUIDATION.

                          In the event of any voluntary or involuntary dissolution or winding up of the Company, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount per share equal to $.01 without interest, and no more, before any payment shall be made to the holders of any stock of the Company ranking junior to the Series D Preferred Stock. A merger or consolidation of the Company with or into any other corporation, share exchange or sale or conveyance of all or any part of the assets of the Company which shall not in fact result in the liquidation of the Company and distribution of assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company within the meaning of this Article 3.

                  8.      TRANSFERABILITY.

                          The shares of Series D Preferred Stock may be transferred at any time at the sole option of the holder.

             F.           The Corporation's new registered agent is:

                          Ronald Fieldstone
                          201 Alhambra Circle,
                          Suite 601
                          Coral Gables, Florida 33134



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